John  F.  Huguet
Chief  Executive  Officer
e-Financialdepot.com
Century  City,  CA

October  17,  2000

Dear  John,

From our numerous discussions and a previously drafted term sheet the Company, e-Financialdepot.com (FDPO), desires to retain on a consulting basis the undersigned management consultant. The terms are as follows:

Position:       Management consultant

Term:           Two  years

Salary: $240,000 per year, - Retro commencing this date - accrued until financing in place.

Bonus:          Incentive bonuses  to  be  included  in  contract as agreed upon

Signing  Bonus: 175,000 shares of S-8 stock, to be issued immediately upon signing  this  term  sheet.

Options:        2  million  shares  vested  quarterly,  pro-rata.

Expenses:       To  be paid by  the Company including contract expenses for this consulting agreement  and  car  allowance.

The  parties  below  indicate  their  agreement to this letter by signing below.


/s/ Jon Marple                                 /s/ John Huguet
Jon  H.  Marple       Date Oct 17, 2000        John F. Huguet  Date Oct 17, 2000
Individually                                   Chief  Executive  Officer
                                               e-Financialdepot.com